UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

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WEWARDS, INC.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	333-197968	33-1230099
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2960 West Sahara Avenue

Las Vegas, NY 89102

(Address of Principal Executive Office) (Zip Code)

702-944-5599

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 1, 2018, the Registrant moved its corporate offices to the building located at 2960 West Sahara Avenue, Las Vegas, NV 89102, which is owned by Power Kingdom, Ltd. (“Kingdom”), an affiliate of the Registrant by reason of common ownership with Lei Pei, the Registrant’s majority shareholder and sole officer and director. Kingdom then entered into a five-year lease with United Power, Inc. (“United”), which is affiliated with the Registrant for the same reason as Kingdom. United, as the Registrant’s overtenant, has two additional five-year options to renew its lease with Kingdom. United then entered into a sublease with the Registrant. The Registrant is occupying 8,015 square feet, consisting of 70% of the second floor of the building. The Registrant has signed a five-year lease with United at a base monthly rent of $15,000, plus a possible increase of up to 3% each year based on increases, if any, of the Consumer Price Index. The Registrant is commencing the use of the space for executive and administrative offices. The Registrant has been informed by an independent real estate broker that the rent being charged by United is consistent with rents being charged by other landlords for commercial space in the area where the building is located. The Registrant’s telephone number at the new address is 702-944-5599.

On March 5, 2018, Sky Rover Holdings, Ltd., a California corporation (“Sky Rover”) which is 100% owned by Lei Pei, the Registrant’s CEO and principal shareholder, converted a total of $3,000,000 in convertible promissory notes, issued to Sky Rover by the Registrant in August and September, 2016 (the “Notes”), together with $224,138 in accrued interest, into the Registrant’s common shares, at the Notes’ conversion price of $.04 per share (including accrued interest). As a result of this conversion, the Registrant is issuing a total of 80,603,450 shares in cancellation of the Notes and accrued interest. Sky Rover has agreed that these shares are to be issued to Mr. Pei instead of Sky Rover.

As a result of this issuance of shares, Mr. Pei, who previously owned 6,000,000 of the Registrant’s 8,130,000 shares (73.8%), will be the owner of 86,603,450 of the Registrant’s 88,733,450 issued and outstanding shares (97.6%).

Sky Rover continues to hold $1,000,000 in a promissory note and $16,000,000 in convertible promissory notes. The loans evidenced by these convertible notes are unsecured, bear interest at 5% per year (payable quarterly in cash or in stock, in Registrant’s option, at the conversion price), are due at different dates in 2020, as previously reported, and are convertible into the Registrant’s common shares at any time before the due date, at a conversion price of $.08 per share (subject to adjustment in the event of stock splits, forward splits, recapitalizations, a merger, etc.).

As of March 6, 2018, the Registrant completed the development (subject to future improvements) of the platform to support a mobile app which will enable consumers to purchase goods with “Free Shopping Bus” vouchers, and merchants will be able to sell their goods directly to the users, using this platform. The Registrant is now the owner of this intellectual property.

On March 6, 2018, the Registrant adopted the Wewards 2018 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to promote the success and enhance the value of the Registrant by attracting and retaining the best available personnel for positions of substantial responsibility and providing such individuals with an incentive for outstanding performance. The Registrant has authorized up to 10,000,000 shares to be issued to eligible recipients, including employees, key employees, consultants, and other persons who provide advice to the Registrant, as either outright shares, or qualified stock options, nonqualified stock options, or stock appreciation rights. As of the date of filing this Report on Form 8-K, no shares or options have been granted pursuant to the Plan.

The description of the Plan in the immediately preceding paragraph is qualified in its entirety by reference to the Plan itself, which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Wewards 2018 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEWARDS, INC.

Date: March 9, 2018	By:	/s/ Lei Pei
Lei Pei CEO

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